UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2019

FGL HOLDINGS

(Exact name of registrant as specified in its charter)

Cayman Islands	001-37779	98-1354810
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4th Floor

Boundary Hall, Cricket Square

Grand Cayman, Cayman Islands

KY1-1102

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (800) 445-6758

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value $.0001 per share	FG	New York Stock Exchange
Warrants to purchase ordinary shares	FG WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2019, FGL Holdings (the “Company”) appointed Bonnie Wasgatt as Chief Operating Officer, effective May 20, 2019.

Bonnie Wasgatt, age 61, most recently served as a Senior Advisor at The Blackstone Group L.P. since January 2019, where she worked in insurance vertical growth opportunities. Prior to joining Blackstone, Ms. Wasgatt served as the Chief Information Officer at Jackson National Life Insurance Company from 2013 to 2018, where she was responsible for all aspects of systems development, production support, vendor management, project management and execution as well as firmwide organizational and transformational change, and also served as Executive IT Strategist from 2012 to 2013. Before joining Jackson National Life Insurance Company, she worked in a variety of roles for both insurance carriers and software firms, including as President of Insurance Solutions at DST Corporation from 2010 to 2012, as a Senior Vice President of Swiss Re – Global Admin Re from 2002 to 2010, as an Executive Vice President at Computer Sciences Corporation (now DXC Technology Company) and as a Project Director at Vantage Computer Systems. Ms. Wasgatt brings over 35 years of experience in the life insurance and annuity product manufacturing and software development arenas.

In connection with her appointment, Ms. Wasgatt will be eligible to receive a base salary of $335,000 and a target bonus opportunity equal to 50% of her base salary, subject to the achievement of criteria to be established by the Company. She will be eligible to participate in the Company’s employee benefit plans, subject to plan terms. On May 20, 2019, Ms. Wasgatt will also be granted a stock option award under the Company’s 2017 Omnibus Incentive Plan consisting of an award of 425,000 stock options, of which one-third is subject to time based vesting, one-third is subject to time and performance based vesting and one-third is subject to time based vesting and achievement of stock price targets, and a stretch award of 75,000 stock options, 50% of which is subject to performance based vesting and 50% of which vests based on achievement of stock price targets.

There are no familial relationships between Ms. Wasgatt and any other executive officer or director of the Company. There are no transactions in which Ms. Wasgatt has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 16, 2019	FGL HOLDINGS

	By:	/s/ Eric L. Marhoun
		Name:	Eric L. Marhoun
		Title:	Secretary and General Counsel